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                                                                    EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of The Peoples BancTrust Company, Inc. on Form S-4 of our report dated January 12, 1998, on our audit of the consolidated financial statements of Merchants & Planters Bancshares, Inc. as of December 31, 1997, and for the year then ended. We also consent to the references to our firm under the caption "Experts."



                                      /s/ DONALDSON, HOLMAN & WEST, P.C.

Birmingham, Alabama
June 25, 1998